CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Post Effective Amendment No. 1 to the Registration Statement on Form SB-2, of our report included herein dated
February 7, 2003, except for Note 17, the date of which is March 7, 2003, relating to the consolidated financial statements of Color Imaging Inc.



                                                  LAZAR LEVINE & FELIX LLP


New York, NY
March 31, 2003